UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2020

LMP Automotive Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-236260	82-3829328
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

601 N. State Road 7, Plantation, Florida	33317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

On August 28, 2020, LMP Automotive Holdings, Inc., a Delaware corporation (the “Company”), entered into an asset purchase agreement (the “WV APA”) with Beckley Buick-GMC Auto Mall, Inc., a West Virginia corporation (“BBGAM”), King Coal Chevrolet Co., a West Virginia corporation (“KCC”) and Hometown Preowned Vehicles, Inc., a West Virginia corporation (“HPV” and, together with BBGAM and KCC, the “WV Sellers”), to acquire an 85% interest in certain of the WV Sellers’ assets related to the ownership and operation of certain new and used Buick, GMC, Chevrolet, Hyundai, Kia and Subaru motor vehicle dealerships located in West Virginia (the “WV Dealerships”). In exchange for the acquisition of such assets, the Company will pay to the WV Sellers an aggregate amount of approximately $12,000,000. The acquisition is subject to certain customary conditions, in addition to the approval of General Motors LLC (“GM”), Kia Motors of America, Inc., Subaru of America, Inc. and Hyundai Motor America, LLC (collectively, the “Manufacturers”) of the Company as an authorized motor vehicle dealer in the Manufacturers’ products.

In connection with the WV APA, a subsidiary of the Company, 601 NSR, LLC, a Delaware limited liability company (“601 NSR”) and E&W, LLC, a West Virginia limited liability company (“E&W”), also entered into a real estate purchase agreement (the “E&W REPA”), pursuant to which 601 NSR agreed to acquire the real property, buildings and site improvements located at 1508 E. Main Street, Oak Hill, West Virginia 25901 (the “E&W Property”) in exchange for the fair market value of the E&W Property, as determined by an appraisal.

601 NSR also entered into a real estate purchase agreement (the “MEG REPA” and, together with the E&W REPA, the “WV REPAs”) with The Meg Rental Corporation, a West Virginia corporation (“MEG”), pursuant to which 601 NSR agreed to acquire the real property, buildings and site improvements located at 3934 Robert C. Byrd Drive, Beckley, West Virginia 25801 (the “MEG Property”) in exchange for the fair market value of the MEG Property, as determined by an appraisal. The transactions contemplated by the WV APA and WV REPAs are expected to close on or before December 31, 2020.

On August 28, 2020, the Company entered into an asset purchase agreement (the “TN APA”) with Bachman-Bernard Chevrolet-Buick-GMC-Cadillac, Inc., a Tennessee corporation (the “TN Seller”), Philip M. Bachman, Jr., an individual resident of Tennessee (“Bachman”), and Myron Bernard (“Bernard” and, together with Bachman, the “Shareholders”), an individual resident of Tennessee, to acquire certain of the TN Seller’s assets related to the ownership and operation of a franchised motor vehicle dealership located at 3365 East Andrew Johnson Highway, Greenville, Tennessee 37745 (the “TN Dealership”). In exchange for the acquisition of such assets, the Company will pay to the TN Seller and the Shareholders an aggregate amount of approximately $2,500,000. The acquisition is subject to certain customary conditions, in addition to the approval by GM of the Company as an authorized motor vehicle dealer of GM’s products.

In connection with the TN APA, 601 NSR and the Shareholders also entered into a real estate purchase agreement (the “TN REPA”), pursuant to which 601 NSR agreed to acquire the real property, buildings and site improvements located at the TN Dealership (the “TN Property”) in exchange for $5,400,000. The transactions contemplated by the TN APA and TN REPA are expected to close on or before December 31, 2020.

The WV APA, WV REPAs, TN APA and TN REPA are attached to this Current Report on Form 8-K as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference. The foregoing descriptions of the WV APA, WV REPAs, TN APA and TN REPA and the transactions contemplated thereby are not complete and are qualified in their entirety by the contents of the WV APA,WV REPAs, TN APA and TN REPA, respectively.

A copy of the press release announcing the transactions contemplated by the WV APA,WV REPAs, TN APA and TN REPA, is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of August 28, 2020, by and among LMP Automotive Holdings, Inc., Beckley Buick-GMC Auto Mall, Inc., King Coal Chevrolet Co., Hometown Preowned Vehicles, Inc. and the other parties thereto.
10.2	Real Estate Purchase Agreement, dated as of August 28, 2020, by and between E&W, LLC and 601 NSR, LLC.
10.3	Real Estate Purchase Agreement, dated as of August 28, 2020, by and between The Meg Rental Corporation and 601 NSR, LLC.
10.4	Asset Purchase Agreement, dated as of August 28, 2020, by and among LMP Automotive Holdings, Inc., Bachman-Bernard Chevrolet-Buick-GMC-Cadillac, Inc., Philip M. Bachman, Jr. and Myron Bernard.
10.5	Real Estate Purchase Agreement, dated as of August 28, 2020, by and among Philip M. Bachman, Jr., Myron Bernard and 601 NSR, LLC.
99.1	Press Release, dated September 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMP AUTOMOTIVE HOLDINGS, INC.

September 1, 2020	By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	President and Chief Executive Officer

3